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                                                                EXHIBIT 10.10(a)

                                TERM LOAN A NOTE
                                ----------------
$2,775,000                                                     SEPTEMBER 4, 1998


FOR VALUE RECEIVED, the undersigned, SKECHERS U.S.A., INC., a California corporation ("Company"), hereby unconditionally promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Agent") as Agent for the Lenders under that certain Amended and Restated Loan and Security Agreement dated September 4, 1998 (the "Loan Agreement"), at Agent's office located at 505 North Brand Boulevard, Glendale, California 91203, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION SEVEN HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($2,775,000.00), payable in accordance with the terms of the Loan Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

This Note is the Term Loan A Note referred to in the Loan Agreement and is issued to evidence Term Loan A made to Company under the Loan Agreement. This
Note is entitled to the benefits of the Loan Agreement to which reference is hereby made for a more complete statement of the terms, conditions and covenants under which this Note is made and is to be repaid, including, but not limited to, those related to acceleration of the indebtedness represented hereby upon the occurrence of a default or event of default or upon the termination of the Loan Agreement.

Company promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate per annum equal to the Base Rate plus one quarter of one percent (0.25%). Interest shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable by Company or charged to Company's account at the end of each month. Any publicly announced decrease or increase in the Base Rate shall result in an adjustment to the interest rate on the next business day.

In no event shall the total interest received by Agent on the principal amount of Company's obligations under this Note pursuant to the terms hereof exceed the maximum rate permitted by applicable law (the "Maximum Rate") and in the event excess interest ("Excess Interest") is determined by a court of competent jurisdiction to have been paid, (a) at Agent's option, such Excess Interest shall be applied as a credit against the outstanding principal balance of such obligations or accrued but unpaid interest (not to exceed the maximum amount permitted by law), refunded to Company or any combination thereof, (b) the interest rate shall be automatically reduced to the Maximum Rate, and Company shall not have any action against Agent for any damages arising out of the payment or collection of Excess Interest.

Notwithstanding the foregoing, if for any period of time interest on any of Company's obligations under this Note is calculated at the Maximum Rate rather than the applicable rate under this Note, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such obligations shall remain at the Maximum Rate until Agent shall have received the amount of interest which Agent would have received during such period on such obligations had the rate of interest not been limited to the Maximum Rate during such period.

To secure the payment of the principal and interest of this Note and all renewals and extensions of the same or any part thereof and any and all other obligations now or hereafter owing or to become owing from Company to Agent, howsoever created, arising, evidenced or acquired by Agent, whether direct or contingent,



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Company has granted and given to Agent a general and continuing lien and security interest in certain of Company's assets as listed and described in the various agreements by and between Company and Agent, all as amended from time to time, including, without limitation, the Loan Agreement (collectively called the "Agreements") to which reference is made for a statement of the nature and extent of the security and protection afforded, the rights of Agent and the rights and obligations of Company, together with all other and sundry grants and pledges of security heretofore and hereafter given (collectively called the "Collateral"), with full power and authority to Agent to transfer, assign, pledge or replace the same in whole or in part. In case of exchange of, or substitution for, or addition to the Collateral, the provisions hereof shall extend to such exchanged, substituted, or additional Collateral. Upon payment of this Note, Agent may nevertheless retain the Collateral hereby pledged to secure the payment of other obligations of Company to Agent, if any, for which the same is pledged. Agent is expressly released from all obligation or liability: (a) to protect, collect, demand payment of, protest or enforce the Collateral; (b) to take any action whatsoever in regard to the Collateral or any part thereof; or
(c) for any loss of or depreciation in the value of the Collateral.

Company hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest, nonpayment and all other notices in connection with this Note. Subject to the Loan Agreement, Company also waives all rights to notice and hearing of any kind upon the occurrence of a default or an event of default prior to the exercise by Agent of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees, shall be payable by the undersigned.

THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF CALIFORNIA. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Agent or Company, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. Company's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Company.

WITNESS the signature of the undersigned, as of the date first above written.

SKECHERS U.S.A., INC.

By:  /s/  DAVID WEINBERG
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          David Weinberg

Title: Chief Financial Officer
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